Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIGMATEL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	74-2691412
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3815 SOUTH CAPITAL OF TEXAS HIGHWAY, SUITE 300

AUSTIN, TEXAS 78704

512-381-3700

(Address of principal executive offices)

SIGMATEL, INC. 1995 STOCK OPTION/STOCK ISSUANCE PLAN, 2003

EQUITY INCENTIVE PLAN AND 2003 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

ALAN D. GREEN, ESQ.

VICE PRESIDENT AND GENERAL COUNSEL

SIGMATEL, INC.

3815 SOUTH CAPITAL OF TEXAS HIGHWAY,

SUITE 300

AUSTIN, TEXAS 78704

512-381-3700

(Name and address of agent for service)

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

2003 Equity Incentive Plan[3]
Common Stock
Par Value $.0001	2,856,502	$19.88[4]	$56,787,260	$4,594.09

2003 Employee Stock Purchase Plan
Common Stock
Par Value $.0001	500,000	$16.90[4]	$8,450,000	$683.61

1995 Stock Option/Stock Issuance Plan
Common Stock
Par Value $.0001	3,915,504	$2.72[5]	$10,650,171	$861.60

TOTALS	7,272,006		$75,887,431	$6,139.30

[1]	The securities to be registered include options and rights to acquire Common Stock.

[2]	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

[3]	The total share reserve for the 2003 Equity Incentive Plan is 6,866,747 shares. This share reserve includes the number of shares remaining available for option grants and the number of options outstanding under the 1995 Stock Option/Stock Issuance Plan. However, the total number of shares available for grant under the 2003 Equity Incentive Plan will, at any time, be determined by subtracting from 6,866,747 shares that number of options outstanding under the 1995 Stock Option/Stock Issuance Plan as well as vested shares outstanding as a result of option exercises after August 1, 2003.

[4]	Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee. As to the shares under the 2003 Equity Incentive Plan, the price is based upon the average of the high and low prices of the Common Stock on September 29, 2003, as reported on the NASDAQ National Market. The 2003 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company’s Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on September 29, 2003, as reported on the NASDAQ National Market.

[5]	Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee based upon the weighted average price of the outstanding options as of October 3, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

SigmaTel, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents:

(a) The Company’s Registration Statement on Form S-1 (File No. 333-106796) as amended (the “Registration Statement”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s initial public offering of its Common Stock.

(b) The Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act 1934 (the “Exchange Act”) on September 16, 2003, and any further amendment or report filed hereafter for the purpose of updating any such description.

(c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

Inapplicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in some cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

The Company’s certificate of incorporation provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

The Company’s bylaws require it to indemnify its directors and officers to the fullest extent permitted by Delaware law.

The Company has entered into indemnification agreements with all of its directors and executive officers that require it to indemnify its directors and officers to the fullest extent permitted by Delaware law and, in certain circumstances, to advance expenses to such persons in connection with legal proceedings

The Company maintains directors’ and officers’ liability insurance, which will indemnify officers and directors of the Company in certain circumstances.

Item 7. Exemption From Registration Claimed

Inapplicable.

Item 8. Exhibits

See Exhibit Index.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 3, 2003.

SigmaTel, Inc.

By:	/s/ Alan D. Green

Alan D. Green, Vice President and General Counsel

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of SigmaTel, Inc. whose signatures appear below, hereby constitute and appoint RONALD P. EDGERTON and ROSS A. GOOLSBY, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald P. Edgerton Ronald P. Edgerton	Chief Executive Officer and President (Principal Executive Officer)	October 3, 2003

/s/ Ross A. Goolsby Ross A. Goolsby	Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	October 3, 2003

/s/ Alexander M. Davern Alexander M. Davern	Director	October 3, 2003

/s/ John A. Hime John A. Hime	Director	October 3, 2003

/s/ Keneth P. Lawler Kenneth P. Lawler	Director	October 3, 2003

/s/ C. Hock Leow C. Hock Leow	Director	October 3, 2003

/s/ William P. Osborne William P. Osborne	Director	October 3, 2003

EXHIBIT INDEX

4.1	Second Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.3 to Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-106796) dated September 15, 2003.

4.2	Bylaws of the Company, filed with amendment number 3 to Registration Statement on Form S-1 (File No. 333-106796) dated August 28, 2003.

5	Opinion re: legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in signature pages to this registration statement)

99.1	Form of 2003 Equity Incentive Plan, filed with amendment number 3 to Registration Statement on Form S-1 (File No. 333-106796) dated August 28, 2003.

99.2	Form of 2003 Employee Stock Purchase Plan, filed with amendment number 3 to Registration Statement on Form S-1 (File No. 333-106796) dated August 28, 2003.

99.3	Form of 1995 Stock Option/Stock Issuance Plan, filed with original Registration Statement on Form S-1 (File No. 333-106796) dated July 3, 2003.